UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

COMVERGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary proxy materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement no.:

	(3)	Filing Party:

	(4)	Date Filed:

July 10, 2007

To Our Stockholders:

On June 27, 2007, Comverge entered into an Agreement and Plan of Merger pursuant to which we propose to acquire, by means of a merger with our wholly owned subsidiary Comverge Eagle, Inc., Enerwise Global Technologies, Inc. for aggregate consideration consisting of (1) $25,150,000 in cash, (2) up to 1,279,545 shares of our common stock that will be issued upon the closing of the acquisition, (3) subordinated convertible promissory notes that are convertible into an aggregate of up to 508,449 shares of our common stock, and (4) an aggregate of up to 272,727 shares of our common stock that will be issued into escrow following the closing of the acquisition and released upon the achievement of certain performance metrics.

Under Delaware law, our certificate of incorporation, as amended, and our bylaws, as amended, we are not required to obtain stockholder approval in connection with the Enerwise acquisition or the issuance of shares of common stock or convertible notes to the former holders of Enerwise securities, and only the approval of our board of directors would be required for us to consummate the Enerwise acquisition. However, as a Nasdaq-listed company, we are subject to the Marketplace Rules of the NASDAQ Stock Market LLC. Marketplace Rule 4350(i)(1)(C) requires stockholder approval prior to our issuance of common stock or securities convertible into or exchangeable for our common stock in connection with an acquisition of stock or assets of another company if a director, officer or substantial shareholder of ours has a 5% or greater interest, directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction and if the issuance could result in an increase in our outstanding common stock of 5% or more. Certain investment funds affiliated with EnerTech Capital Partners will receive greater than 5% of the consideration to be paid pursuant to the Enerwise Merger Agreement. Additionally, funds affiliated with EnerTech Capital Partners also own greater than 5% of Comverge and one of our directors, Scott Ungerer, is a Managing Partner of EnerTech Capital Partners. Accordingly, we are required by the Nasdaq Marketplace Rules to obtain stockholder approval of the potential issuance of up to 2,060,721 shares (the “Approval Shares”) of our common stock to be issued, or issuable pursuant to the conversion of the notes that will be issued, upon the closing of the acquisition of Enerwise. We believe it is in the best interests of Comverge and our stockholders for our stockholders to approve the potential issuance of the Approval Shares.

Accordingly, on behalf of the board of directors of Comverge, Inc., I am notifying you of a special meeting of the stockholders of Comverge to be held for the purpose of approving the potential issuance of the Approval Shares on Saturday, July 21, 2007, at 10:00 a.m. Eastern Daylight Time, at our corporate offices located at 120 Eagle Rock Avenue, Suite 190, East Hanover, New Jersey 07936. Proxy materials, which include a Notice of Special Meeting, Proxy Statement and proxy card, are enclosed with this letter. Only stockholders who held shares of our common stock at the close of business on June 22, 2007, will be entitled to vote at the special meeting.

We hope that you will be able to attend the meeting. Your vote is important. Regardless of whether you plan to attend, please submit your proxy by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope so that your shares will be represented. If you are able to attend the meeting in person, you may revoke your proxy and vote your shares in person. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee in whose name the shares are held to provide you with evidence of your beneficial share ownership. We look forward to seeing you at the meeting.

Sincerely,

Robert M. Chiste

President, Chief Executive Officer and

Chairman of the Board

COMVERGE, INC.

120 EAGLE ROCK AVENUE, SUITE 190

EAST HANOVER, NEW JERSEY 07936

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 21, 2007

TO THE STOCKHOLDERS OF COMVERGE, INC.:

Notice is hereby given that a special meeting of the stockholders of Comverge, Inc., a Delaware corporation, will be held at our corporate offices located at 120 Eagle Rock Avenue, Suite 190, East Hanover, New Jersey 07936, on Saturday, July 21, 2007, at 10:00 a.m. Eastern Daylight Time, for the following purposes:

1.	To approve the potential issuance of up to 2,060,721 shares (the “Approval Shares”) of Comverge common stock in connection with Comverge’s acquisition of Enerwise Global Technologies, Inc.

2.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The holders of record of Comverge’s common stock, par value $0.001 per share, at the close of business on June 22, 2007, are entitled to notice of, and to vote at, the meeting with respect to all proposals.

We urge you to promptly vote your shares by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card by mail in the enclosed envelope, regardless of whether you plan to attend the meeting in person. No postage is required if mailed in the United States. If you do attend the meeting in person, you may withdraw your proxy and vote personally on all matters brought before the meeting.

By order of the Board of Directors,

Robert M. Chiste

President, Chief Executive Officer and

Chairman of the Board

East Hanover, New Jersey

July 10, 2007

COMVERGE, INC.

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE SPECIAL MEETING

WHEN AND WHERE IS THE MEETING OF STOCKHOLDERS BEING HELD?

The special meeting of stockholders of Comverge, Inc., will be held on Saturday, July 21, 2007 at 10:00 a.m. Eastern Daylight Time, at our corporate offices located at 120 Eagle Rock Avenue, Suite 190, East Hanover, New Jersey 07936.

WHAT IS THE PURPOSE OF THE SPECIAL MEETING?

The special meeting is being held for the following purposes:

1. To approve the potential issuance of (A) up to 1,279,545 shares of our common stock that will be issued upon the closing of the acquisition, (B) convertible promissory notes that are convertible into an aggregate of up to 508,449 shares of our common stock, and (C) an aggregate of up to 272,727 shares (the “Escrow Shares”) of our common stock to be issued into escrow upon the closing of the acquisition (together with any additional shares that may be required to be issued pursuant to the working capital adjustments set forth in the Enerwise Agreement), which Escrow Shares will be released upon the attainment of certain performance metrics based on the performance of the acquired business in 2008. We refer to these 2,060,721 shares in the aggregate in this proxy statement as the “Approval Shares.”

2. To transact such other business as may properly come before the meeting or any adjournments thereof.

WHAT DATE WAS THE PROXY STATEMENT FIRST SENT TO THE STOCKHOLDERS?

The date on which this proxy statement was first sent or given to stockholders was July 10, 2007.

WHO CAN VOTE AT THE SPECIAL MEETING?

Only holders of record of our common stock listed on the books of Comverge at the close of business on June 22, 2007, the record date, will be entitled to notice of, and to vote at, the special meeting.

As of the record date, there were outstanding 18,179,283 shares of common stock.

WHO IS SOLICITING MY VOTE?

The accompanying proxy is being solicited by Comverge’s board of directors for use at the special meeting that is the subject of this proxy statement and any adjournments thereof.

HOW ARE VOTES BEING SOLICITED?

In addition to solicitation of proxies by mail, certain directors, officers, representatives and employees of Comverge may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from Comverge for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by Comverge for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of the Comverge common stock.

WHO IS PAYING THE SOLICITATION COST?

The expense of preparing, printing and mailing proxy solicitation materials will be borne by Comverge. We estimate that the cost of this proxy solicitation will be $40,000, which includes approximately $35,000 incurred as of the time this proxy was mailed.

HOW MANY VOTES DO I HAVE?

Each share of Comverge’s common stock is entitled to one vote upon each of the matters to be voted on at the special meeting.

HOW DO I VOTE?

You may vote by signing, dating and returning the enclosed proxy card in the enclosed envelope or attending the special meeting in person.

You may also vote by using a toll-free telephone number or the Internet. Instructions about these ways to vote appear on the proxy card. If you vote by telephone or Internet, please have your proxy card and control number available.

Votes submitted by mail, telephone, or Internet will be voted at the special meeting in accordance with the directions you provide the individuals named on the proxy; or if no direction is indicated, they will be voted in favor of the proposals set forth in the notice attached hereto.

CAN I CHANGE MY VOTE?

Any stockholder giving a proxy has the power to revoke it at any time before it is voted by (1) notifying us in writing of such revocation, (2) submitting a later dated proxy card or telephone or Internet vote or (3) attending the special meeting in person and voting in person. Notices to us should be directed to T. Wayne Wren, Executive Vice President, General Counsel and Corporate Secretary, Comverge, Inc., 120 Eagle Rock Avenue, Suite 190, East Hanover, New Jersey 07936. Stockholders who submit proxies and attend the special meeting to vote in person are requested to notify Mr. Wren at the special meeting of their intention to vote in person at the special meeting.

HOW MANY VOTES IN FAVOR OF THE PROPOSAL ARE REQUIRED TO APPROVE THE PROPOSAL?

Approval of the issuance of the Approval Shares will require the affirmative votes of the holders of a majority of our common stock voting, either in person or by proxy, at the special meeting.

HOW ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions will have the effect of a vote “Against” the proposal, and broker non-votes, although counted for purposes of determining the presence of a quorum, will have the effect of a vote “Against” the proposal.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE SPECIAL MEETING?

The presence, in person or by proxy, of a majority of the outstanding shares of Comverge common stock is required for a quorum to approve the issuance of the Approval Shares and transact such other business as may properly come before the special meeting.

DOES THE COMPANY HAVE A WEBSITE?

Comverge has a website, http://www.comverge.com, which contains additional information concerning our corporate governance practices.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of June 22, 2007, for:

•	each person known by us to beneficially own more than 5% of our outstanding common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to securities. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days are considered outstanding and beneficially owned by the person holding the options or warrants for purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is premised on:

•	18,179,283 shares of common stock outstanding as of the record date;

•	issuance of all of the Approval Shares; and

•	no exercises of outstanding warrants or options.

Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The address for our directors and executive officers set forth below is 120 Eagle Rock Avenue, Suite 190, East Hanover, New Jersey 07936.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		After Giving Effect to the Proposal (**)
	Number	Percent	Number	Percent
Acorn Factor, Inc.(1)	2,786,021	15.3%	2,786,021	13.8%
EnerTech Capital Partners II L.P.(2)	2,018,924	11.1%	2,823,734	14.0%
Rockport Capital Partners, L.P.(3)	1,337,709	7.4%	1,337,709	6.6%
Nth Power Management II-A, L.P.(4)	763,439	4.2%	763,439	3.8%
Nth Power Management II, L.P.(4)	763,439	4.2%	763,439	3.8%
Robert M. Chiste(5)	812,731	4.5%	812,731	4.0%
Michael D. Picchi(6)	35,786	*	35,786	*
Frank A. Magnotti(7)	286,624	1.6%	286,624	1.4%
Edward J. Myszka(8)	94,940	*	94,940	*
T. Wayne Wren(9)	162,607	*	162,607	*
Arthur Vos IV(10)	38,965	*	38,965	*
Alexander Ellis(11)	1,345,195	7.4%	1,345,195	6.6%
William I. Grealis(12)	9,518	*	9,518	*
John A. Moore(13)	2,791,632	15.4%	2,791,632	13.8%
Scott B. Ungerer(14)	2,031,098	11.2%	2,835,908	14.0%
Timothy A. Woodward(15)	1,539,052	8.5%	1,539,052	7.6%
R. Blake Young(16)	7,955	*	7,955	*
Robert F. McCullough(17)	9,361	*	9,361	*
Nora M. Brownell(18)	6,213	*	6,213	*
All directors and officers as a group (14 persons)	9,171,678	49.2%	9,976,488	48.2%

*	Indicates beneficial ownership of less than one percent of the total outstanding common stock.

**	Share amounts and percentages give effect to the completion of the acquisition of Enerwise and assume the issuance of all of the Approval Shares, which in turn assumes that the performance metrics related to the Escrow Shares are met and the Escrow Shares are not reduced pursuant to indemnification obligations.
(1)	The board of directors of Acorn Factor has sole voting and dispositive power with respect to the shares held by Acorn Factor. The address for Acorn Factor is 200 RT 17, Mahwah, New Jersey 07430.
(2)	Includes 1,944,742 shares held by EnerTech Capital Partners II L.P., or ECP II LP. ECP II L.P. and ECP II Interfund L.P. are required by their respective partnerships to invest and divest in their investments in parallel. ECP II Management L.P., the general partner of ECP II LP, ECP II Management LLC, the general partner of ECP II Management L.P., and Scott B. Ungerer, William G. Kingsley, Robert E. Keith, Jr. and Mark J. DeNino, the members of the executive board of ECP II Management LLC, may be deemed to share voting and dispositive power over the shares held by ECP II LP. Such persons and entities disclaim beneficial ownership of shares held by ECP II LP except to the extent of any pecuniary interest therein.

Also includes 74,183 shares held by ECP II Interfund L.P., ECP II Interfund. ECP II L.P. and ECP II Interfund are required by their respective partnerships to invest and divest in their investments in parallel. ECP II Management LLC, the general partner of ECP II Interfund, and Scott B. Ungerer, William G. Kingsley, Robert E. Keith, Jr. and Mark J. DeNino, the members of the executive board of ECP II Management LLC, may be deemed to share voting and dispositive power over the shares held by ECP II Interfund. Such persons and entities disclaim beneficial ownership of shares held by ECP II Interfund except to the extent of any pecuniary interest therein. The address for ECP II LP and ECP II Interfund is 700 Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087-1990.

(3)

Includes 1,003,282 shares held by Rockport Capital Partners, L.P. Also includes 334,427 shares held by RP Co-Investment Fund I, LP. Alexander Ellis, III, a general partner of each of Rockport Capital Partners, L.P. and RP Co-Investment Fund I, L.P., has sole voting and dispositive power with respect to the shares held by such entities. The general partners of both Rockport Capital Partners, L.P. and RP Co-Investment Fund I, L.P. are Alexander Ellis, III, Janet B. James, Charles J. McDermott and Stoddard Wilson. The managing general partners of both Rockport Capital Partners, L.P. and RP Co-Investment Fund I, L.P. are William E. James and David Prend. The address for Rockport Capital Partners, L.P. and RP Co-Investment Fund I, L.P. is 160 Federal Street, 18th Floor, Boston, Massachusetts 02110.

(4)	Nth Power L.L.C. is the manager of both Nth Power II-A, L.P. and Nth Power Management II, L.P. Tim Woodward has sole voting and dispositive power with respect to the shares held by the Nth Power Management entities. The members of Nth Power L.L.C. are Tim Woodward, Nancy Floyd and Bryant Tong. The address for Nth Power Management II-A, L.P. and Nth Power Management II, L.P. is 50 California Street, San Francisco, California 94111.
(5)	Includes 44,634 shares issuable upon exercise of options that are or will become exercisable within 60 days.
(6)	Includes 10,612 shares issuable upon exercise of options that are or will become exercisable within 60 days.
(7)	Includes 77,475 shares held jointly with his wife, 6,500 shares owned by his dependent children and 148,170 shares issuable upon exercise of options that are or will become exercisable within 60 days.
(8)	Includes 52,961 shares issuable upon exercise of options that are or will become exercisable within 60 days.
(9)	Includes 134,829 shares issuable upon exercise of options that are or will become exercisable within 60 days.
(10)	Includes 16,989 shares issuable upon exercise of options that are or will become exercisable within 60 days.
(11)	Includes 6,212 shares issuable upon exercise of options that are or will become exercisable within 60 days and an aggregate 1,337,709 shares held by Rockport Capital Partners, L.P. and RP Co-Investment Fund I, L.P. Mr. Ellis is a member of the general partner of Rockport Capital Partners, L.P. and RP Co-Investment Fund I, L.P. and therefore may be deemed to have beneficial ownership over the shares held by such entities.
(12)	Includes 8,244 shares issuable upon exercise of options that are or will become exercisable within 60 days.
(13)	Includes 4,337 shares issuable upon exercise of options that are or will become exercisable within 60 days and an aggregate 2,786,021 shares held by Acorn Factor. Mr. Moore is a director and the President and Chief Executive Officer of Acorn Factor and therefore may be deemed to have beneficial ownership of the shares held thereby. Mr. Moore disclaims beneficial ownership of the shares held by Acorn Factor except to the extent of his pecuniary interest therein.

(14)	Includes 10,900 shares issuable upon exercise of options that are or will become exercisable within 60 days and 2,018,924 shares held by ECP II LP and ECP II Interfund. Mr. Ungerer is one of the members of the executive board of ECP II Management LLC and therefore may be deemed to share voting and dispositive power over the shares held by ECP II LP and ECP II Interfund. Mr. Ungerer disclaim beneficial ownership of shares held by ECP II LP and ECP II Interfund except to the extent of his pecuniary interest therein.
(15)	Includes 10,900 shares issuable upon exercise of options that are or will become exercisable within 60 days and 1,526,878 shares held by Nth Power Management II-A, L.P. and Nth Power Management II, L.P. Mr. Woodward is a member of the general partner of the Nth Power entities and therefore may be deemed to share voting and dispositive power over the shares held by the Nth Power entities.
(16)	Includes 6,681 shares issuable upon exercise of options that are or will become exercisable within 60 days.
(17)	Includes 3,087 shares issuable upon exercise of options that are or will become exercisable within 60 days.
(18)	Includes 1,071 shares issuable upon exercise of options that are or will become exercisable within 60 days.

PROPOSAL

APPROVAL OF THE POTENTIAL ISSUANCE OF THE APPROVAL SHARES

GENERAL INFORMATION

At the special meeting, our stockholders will be asked to approve the potential issuance of the Approval Shares. Information regarding the Approval Shares is set forth below.

BACKGROUND AND SUMMARY OF THE TRANSACTION

On June 27, 2007, we entered into an Agreement and Plan of Merger (the “Enerwise Agreement”), pursuant to which it is contemplated that Enerwise Global Technologies, Inc. will merge with and into our wholly owned subsidiary, Comverge Eagle, Inc., which, if consummated, will result in Comverge owning all of Enerwise. Pursuant to the terms of the Enerwise Agreement, we have agreed to pay to the Enerwise securityholders the following consideration:

•	$25,150,000 in cash;

•

the greater of (i) 1,279,545 shares of our common stock or (ii) the number of shares of our common stock that results from dividing $28,150,000 by the average of the high and low price per share of our common stock on the trading day prior to the closing date of the Enerwise acquisition (for purposes of this approval, we are asking stockholders to approve the potential issuance of up to 1,279,545 shares of our common stock, which represents a price per share of $22.00);

•

subordinated convertible promissory notes in the original aggregate principal amount of $17,000,000 and that are convertible into an aggregate of up to 508,449 shares of our common stock (for discussion of our calculation of the number of shares of common stock issuable upon conversion of the notes for purposes of this proxy statement, please see “Summary of the Convertible Promissory Notes” below); and

•

our issuance into escrow following the closing of the acquisition of up to 272,727 shares of our common stock (the “Escrow Shares”) (for discussion of our calculation of the number of shares of common stock that we may be required to issue into escrow for purposes of this proxy statement, please see “Summary of Provisions Related to the Escrow Shares” below).

Additionally, we have agreed to amend our existing Investors’ Rights Agreement to grant to recipients of our common stock pursuant to the Enerwise Agreement registration rights with respect to the shares of common stock issued to such persons. The Investors’ Rights Agreement will be amended and restated to provide that up to approximately 1,837,689 additional shares of our common stock will be added to the group of stockholders who, by majority consent of the shares held by such group, have the right to demand of us, subject to certain terms and conditions, that we register under the Securities Act the shares of common stock held by such persons. In accordance with the proposed amended Investors’ Rights Agreement, the first date on which such holders can demand registration will be the first anniversary of the closing date of the Enerwise acquisition, which reflects an acceleration of the time period set forth in the prior agreement of approximately eight months. In addition, the proposed amendment adds up to approximately 223,032 additional shares of common stock to the group of our stockholders who are entitled to “piggyback” registration rights if we propose to register any of our capital stock under the Securities Act (except on Forms S-4 or S-8).

Enerwise is an energy infrastructure management, demand response and renewable energy services and technology provider that enables commercial and industrial customers to reduce energy consumption and total costs, improve energy infrastructure reliability and make informed decisions on energy and renewable energy purchases and programs. Though there can be no assurance that the acquisition of Enerwise will ultimately be accretive to our business, our board of directors believes that the business of Enerwise will complement Comverge’s business.

Our board of directors formed a special committee of disinterested directors to consider matters related to the acquisition of Enerwise, which excluded Scott Ungerer, who was deemed to be interested in the transactions contemplated by the Enerwise Agreement due to his position with EnerTech Capital Partners. The special committee of the board of directors deemed the acquisition of Enerwise pursuant to the Enerwise Agreement to be in the best interests of Comverge and its stockholders after considering all relevant facts related to the acquisition including the general financing environment, comparable transactions in our industry and a fairness opinion prepared and delivered to our board of directors by RBC Capital Markets. The audit committee of our board of directors separately approved the issuance of the Approval Shares pursuant to the Enerwise Agreement, as provided for in Marketplace Rule 4350(h).

SUMMARY OF THE CONVERTIBLE PROMISSORY NOTES

The Enerwise Agreement provides for our issuance, upon the closing of the transaction, of a series of subordinated convertible promissory notes in the aggregate principal amount of $17,000,000. The notes will bear interest at a rate of 5.5% per annum and will mature on April 1, 2009. Interest payments on the notes will be made by us quarterly. The notes will be convertible into shares of our common stock at the option of the holders thereof beginning on the date of issuance at a price per share of $33.44, which represents 125% of the average closing price of our common stock for the 20 trading days immediately prior to the execution of the Enerwise Agreement. Based on the note conversion price of $33.44 per share, the notes are convertible into an aggregate of up to 508,449 shares of our common stock.

SUMMARY OF PROVISIONS RELATED TO THE ESCROWED SHARES

Pursuant to the terms of the Enerwise Agreement, up to an aggregate of 272,727 shares of our common stock will be issued into escrow upon the closing of the acquisition. The calculation of the number of shares to be placed into escrow at the closing is calculated by dividing $6,000,000 by the average closing price per share of our common stock for the 20 trading-day period commencing on June 14, 2007, and ending on July 12, 2007 (the “Escrow Share Calculation Price”). Based on the average closing price per share of our common stock for the 20 trading-day period ending on June 26, 2007 of $26.75, we would be required to issue 224,299 shares of common stock into escrow. In addition to the shares required to be placed in escrow at the closing, we may also be required to issue additional shares of common stock into escrow following the determination of the amount of working capital in Enerwise on the closing date. To the extent the working capital remaining in Enerwise exceeds $400,000 (subject to adjustments set forth in the Enerwise Agreement) on the closing date, we will be required to place a number of shares into escrow equal to the amount by which working capital exceeds $400,000 divided by the Escrow Share Calculation Price. Based upon our review of the financial information of Enerwise made available to us, we do not believe that we will be required to issue any additional shares with respect to the working capital adjustment provisions of the Enerwise Agreement. However, to ensure that we have the requisite approval from you with respect to the potential issuance of additional shares pursuant to the working capital adjustment, we are asking you to approve any shares that we are required to issue thereby.

The Escrow Shares will be held in escrow and will only be earned by the Enerwise securityholders upon the achievement by the business unit that represents the acquired business of Enerwise of at least $36 million in revenue for 2008 and at least $11 million of gross profit for 2008. If both of the foregoing metrics are not met, all of the Escrow Shares will be released to Comverge and will be held in the Comverge’s treasury. The Escrow Shares are also available to Comverge to satisfy certain indemnification obligations of Enerwise as set forth in the Enerwise Agreement. Pursuant to the Enerwise Agreement, we are entitled to be reimbursed from the Escrow Shares for indemnifiable damages we incur in excess of $250,000 in the aggregate. Although we do not currently anticipate paying any dividends on our common stock, any dividends that are paid on the Escrow Shares will be placed in escrow and will also be available to us for indemnification purposes. If the Escrow Shares are earned pursuant to the performance metrics, any dividends earned during the escrow period and not used to satisfy indemnification obligations will be released to the Enerwise securityholders.

FAIRNESS OPINION

In connection with its review of the proposed acquisition of Enerwise, Comverge’s board of directors, absent Mr. Ungerer, reviewed a fairness opinion presented by RBC Capital Markets, an investment bank engaged in the business of providing such opinions. For its services in rendering the fairness opinion, we paid RBC Capital Markets a customary fee for such an opinion. RBC Capital Markets was a co-underwriter of our initial public offering that closed in April 2007.

RELATED PARTIES

Certain investment funds affiliated with EnerTech Capital Partners will receive greater than 5% of the consideration paid in connection with our acquisition of Enerwise pursuant to the Enerwise Agreement. Additionally, certain venture funds affiliated with EnerTech Capital Partners hold greater than 5% of our outstanding common stock. Finally, one of our directors, Scott Ungerer, is a Managing Principal of EnerTech Capital Partners. Due to Mr. Ungerer’s interest in the transaction by virtue of his position with EnerTech Capital Partners, Mr. Ungerer was excused from meetings of our board of directors during which information was presented and discussed related to the acquisition of Enerwise. Additionally, the special committee of our board of directors formed to approve the acquisition of Enerwise did not include Mr. Ungerer as a member. Investment funds related to EnerTech Capital Partners hold 2,018,924 shares of our common stock without giving effect to the acquisition of Enerwise. After giving effect to the acquisition of Enerwise and assuming that the performance metrics related to the Escrow Shares are met and the Escrow Shares are not reduced pursuant to indemnification obligations, investment funds affiliated with EnerTech Capital Partners will hold 2,866,661 shares of our common stock.

REASON FOR SEEKING STOCKHOLDER APPROVAL

Under Delaware law, our certificate of incorporation, as amended, and our bylaws, as amended, we are not required to obtain stockholder approval in connection with the Enerwise acquisition or the issuance of shares of common stock or convertible notes to the former holders of Enerwise securities, and only the approval of our board of directors would be required for us to consummate the Enerwise acquisition. However, because our common stock is traded on the Nasdaq Global Market, we are subject to the Marketplace Rules of the NASDAQ Stock Market LLC. Marketplace Rule 4350(i)(1)(C) requires stockholder approval prior to our issuance of common stock or securities convertible into or exchangeable for our common stock in connection with an acquisition of assets of another company if a director or substantial shareholder of ours will receive 5% or more of the consideration to be paid in the transaction and if the issuance could result in an increase in our outstanding common stock of 5% or more. Due to the ownership interest of funds affiliated with EnerTech Capital Partners in Enerwise and Comverge and because the issuance of the Approval Shares would represent an increase in our outstanding common stock of more than 5%, we are required by the Nasdaq Marketplace Rules to obtain stockholder approval of the issuance of the Approval Shares. We believe it is in the best interests of Comverge and our stockholders that the Approval Shares be issued in connection with the closing of the acquisition of Enerwise.

BOARD RECOMMENDATION

THE COMVERGE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF THE APPROVAL SHARES UPON CONSUMMATION OF THE ACQUISITION PURSUANT TO THE ENERWISE AGREEMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

OTHER BUSINESS

The board of directors knows of no business that will come before the special meeting except that indicated above. However, if any other matters are properly brought before the special meeting, it is intended that the persons acting under the proxy will vote thereunder in accordance with their best judgment.

STOCKHOLDER PROPOSALS

Comverge stockholders who wish to submit proposals pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for inclusion in the proxy statement for our 2008 annual meeting must submit the same to our Corporate Secretary, T. Wayne Wren, not more than 10 days following the first date Comverge publicly announces the date of such meeting at Comverge’s headquarters, 190 Eagle Rock Avenue, East Hanover, New Jersey 07936 and must otherwise comply with the requirements of Rule 14a-8.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In some cases only one copy of this proxy statement is being delivered to multiple stockholders sharing an address unless Comverge has received contrary instructions from one or more of the stockholders. Comverge will deliver promptly, upon written or oral request, a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address who are receiving multiple copies of proxy statements may also request delivery of a single copy. To request separate or multiple delivery of proxy statements or annual reports now or in the future, a stockholder may submit a written request to the Corporate Secretary, Comverge, Inc., 120 Eagle Rock Avenue, Suite 190, East Hanover, New Jersey 07936.

IMPORTANT MATTERS

THE DESCRIPTION OF THE ENERWISE AGREEMENT INCLUDED IN THIS PROXY STATEMENT DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ENERWISE AGREEMENT, A COPY OF WHICH IS ATTACHED AS EXHIBIT 2.1 TO OUR CURRENT REPORT ON FORM 8-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 2007. ADDITIONALLY, THE FOREGOING DESCRIPTION DOES NOT PURPORT TO BE COMPLETE WITH RESPECT TO THE OTHER AGREEMENTS ANCILLARY TO THE ENERWISE AGREEMENT THAT WILL BECOME EFFECTIVE ONLY IF AND WHEN THE ENERWISE AGREEMENT IS CONSUMMATED, INCLUDING THE SUBORDINATED CONVERTIBLE PROMISSORY NOTES, THE ESCROW AGREEMENT AND THE AMENDED INVESTORS’ RIGHTS AGREEMENT, AND SUCH DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DEFINITIVE AGREEMENTS, IF ANY, THAT WILL BE FILED AS A FUTURE EXHIBITS WITH THE SEC. FURTHER, THE ENERWISE AGREEMENT THAT WAS FILED AS AN EXHIBIT TO OUR CURRENT REPORT ON FORM 8-K FILED ON JUNE 28, 2007, WAS FILED IN ORDER TO PROVIDE YOU WITH INFORMATION REGARDING THE TERMS OF THE AGREEMENT. THE AGREEMENT CONTAINS REPRESENTATIONS, WARRANTIES AND COVENANTS THAT THE PARTIES MADE TO EACH OTHER, EACH AS OF SPECIFIED DATES. THESE REPRESENTATIONS, WARRANTIES AND COVENANTS MAY BE SUBJECT TO IMPORTANT QUALIFICATIONS AND LIMITATIONS AGREED TO BY THE PARTIES IN CONNECTION WITH NEGOTIATING THE TERMS OF THE AGREEMENT. MOREOVER, CERTAIN OF THESE REPRESENTATIONS, WARRANTIES AND COVENANTS MAY NOT BE ACCURATE OR COMPLETE AS OF A SPECIFIC DATE BECAUSE THEY ARE SUBJECT TO A CONTRACTUAL STANDARD OF MATERIALITY THAT MAY BE DIFFERENT FROM THE STANDARD GENERALLY APPLIED UNDER THE FEDERAL SECURITIES LAWS AND/OR WERE USED FOR THE PURPOSE OF ALLOCATING RISK BETWEEN THE PARTIES RATHER THAN ESTABLISHING MATTERS OF FACT. IN ADDITION, INFORMATION CONCERNING THE SUBJECT MATTER OF THESE REPRESENTATIONS, WARRANTIES OR COVENANTS MAY HAVE CHANGED SINCE THE DATE OF THE AGREEMENTS. ACCORDINGLY, YOU SHOULD NOT RELY ON THESE REPRESENTATIONS, WARRANTIES OR COVENANTS AS STATEMENTS OF FACT AND

WE DO NOT INTEND FOR THEIR TEXT TO BE A SOURCE OF FACTUAL OR BUSINESS OR OPERATIONAL INFORMATION ABOUT ENERWISE OR COMVERGE. SUCH INFORMATION WITH RESPECT TO COMVERGE CAN BE FOUND ELSEWHERE IN THE OTHER PUBLIC FILINGS COMVERGE MAKES WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE AVAILABLE WITHOUT CHARGE AT WWW.SEC.GOV.

COMVERGE’S DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES IN RESPECT OF THIS PROXY STATEMENT.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

THE INFORMATION IN THIS PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND REFLECT THE OUR JUDGMENT AND UNDERSTANDING OF THE INVOLVED RISKS AND UNCERTAINTIES AS OF THE DATE HEREOF. THE FORWARD-LOOKING STATEMENTS IN THIS PROXY STATEMENT DO NOT CONSTITUTE GUARANTEES OF FUTURE PERFORMANCE. THOSE STATEMENTS INVOLVE A NUMBER OF FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING RISKS ASSOCIATED WITH THE COMPANY’S BUSINESS INVOLVING THE COMPANY’S PRODUCTS, THEIR DEVELOPMENT AND DISTRIBUTION, ECONOMIC AND COMPETITIVE FACTORS, THE COMPANY’S KEY STRATEGIC RELATIONSHIPS, THE AFFIRMATIVE VOTE OF COMVERGE SHAREHOLDERS TO ISSUE SHARES OF COMMON STOCK IN CONNECTION WITH THE ENERWISE ACQUISITION, THE ABILITY OF ENERWISE TO ACHIEVE REVENUE AND GROSS PROFIT TARGETS AND THE ABILITY TO INTEGRATE THE ENERWISE ACQUISITION INTO COMVERGE’S BUSINESS, AND OTHER RISKS MORE FULLY DESCRIBED IN OUR QUARTERLY REPORT ON FORM 10-Q FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND OTHER OF THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. COMVERGE ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD- LOOKING INFORMATION CONTAINED IN THIS PROXY STATEMENT OR WITH RESPECT TO THE ANNOUNCEMENTS DESCRIBED HEREIN.

COMVERGE, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMVERGE, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders (the “Special Meeting”) of Comverge, Inc., a Delaware corporation (“Comverge”), and the related Proxy Statement dated July 10, 2007, and appoints Robert M. Chiste, Michael D. Picchi and T. Wayne Wren, or any of them, the Proxy of the undersigned, each with full power of substitution, to vote all shares of Common Stock of Comverge that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting to be held July 21, 2007 at 120 Eagle Rock Avenue, Suite 190, East Hanover, New Jersey 07936 at 10:00 am Eastern Daylight Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present at the Special Meeting. The shares represented by this Proxy shall be voted in the manner set forth hereon.

(continued and to be signed on the reverse)

SPECIAL MEETING OF STOCKHOLDERS OF

COMVERGE, INC.

July 21, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES	COMPANY NUMBER
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have our proxy card available when you call.
- OR -	ACCOUNT NUMBER
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Special Meeting.
You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

¯  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ¯

00030000000000000000 4	072107

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSAL.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREON.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

		1. To approve the potential issuance of up to 2,060,721 shares of Comverge common stock in connection with Comverge’s acquisition of Enerwise Global Technologies, Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the Special Meeting.

If no specification is made, this Proxy will be voted “FOR” the listed proposal.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.